EXHIBIT 10.30

REGIONAL SERVICES AND SUPPORT AGREEMENT

This **Regional Services and Support Agreement** this "**Agreement**" is entered into as of **[1.January] 2026** the "**Effective Date**", by and between:

(1) Link Door Smart Company, a company organized under the laws of the Kingdom of Saudi Arabia, with commercial registration number **[7050200737]** and registered address at **[RHOA8000]**, Kingdom of Saudi Arabia "**Link Door**"; and

(2) Soft Cloud Smart Technology Company, a company organized under the laws of the Kingdom of Saudi Arabia, with commercial registration number **[7052969222]** and registered address at **[RHWA4088]**, Kingdom of Saudi Arabia, acting as the Saudi Regional Headquarters and regional operating entity associated with Ruanyun Edai Technology Inc. "**RHQ**".

Link Door and RHQ are referred to individually as a "**Party**" and collectively as the "**Parties**".

1. Background and Purpose

1.1 Link Door is engaged in technology services, localized customer engagement, market development, and the commercialization of digital platforms and related technology solutions in the Kingdom of Saudi Arabia.

1.2 RHQ is established to provide regional management, technical coordination, implementation support, project management, training support, market development, localization support, and related regional services in connection with education technology and digital platform initiatives in Saudi Arabia and the broader Middle East and North Africa region.

1.3 Link Door has entered into, and may from time to time enter into, customer agreements, procurement agreements, service agreements, pilot arrangements, memoranda of understanding, statements of work, or other commercial arrangements relating to the **HanLink Chinese Learning Platform** and other education technology solutions collectively, the "**Customer Arrangements**".

1.4 Link Door may be authorized, directly or indirectly, by the relevant HanLink platform owner, rights holder, or authorized licensor within the Ruanyun Edai Technology Inc. group to promote, market, deploy, support, and commercialize HanLink in the Kingdom of Saudi Arabia and such other territories as may be agreed.

1.5 Link Door desires to engage RHQ to provide certain regional services in support of Link Door's Customer Arrangements, and RHQ desires to provide such services, subject to the terms of this Agreement.

2. Definitions

For purposes of this Agreement:

"Affiliate" means, with respect to a Party, any entity that directly or indirectly controls, is controlled by, or is under common control with such Party.

"Applicable Law" means all applicable laws, regulations, rules, ministerial decisions, governmental requirements, data protection rules, cybersecurity requirements, tax rules, and regulatory guidance applicable to the Parties or the Services, including applicable laws of the Kingdom of Saudi Arabia.

"Customer" means any school, university, education institution, training center, government-related entity, corporate customer, commercial customer, or other person or entity with whom Link Door enters into a Customer Arrangement.

"Customer Arrangement" has the meaning given in Clause 1.3.

"HanLink" means the HanLink Chinese Learning Platform and related software, modules, portals, dashboards, AI-assisted learning functions, learning analytics, online classroom functions, content, documentation, and related technology made available to Link Door or its Customers pursuant to applicable authorization or license arrangements.

"Services" means the services to be provided by RHQ to Link Door under this Agreement, as described in Clause 3 and any applicable Statement of Work.

"Statement of Work" or **"SOW"** means a written statement of work, work order, service schedule, project schedule, quotation, or other written document agreed by the Parties that describes specific Services, fees, timelines, deliverables, or service arrangements.

3. Appointment and Scope of Services

3.1 Link Door hereby appoints RHQ to provide regional services in support of Link Door's Customer Arrangements, and RHQ accepts such appointment.

3.2 The Services may include the following:

3.2.1 Regional Management Services

RHQ may provide regional management and coordination services, including:

(a) regional strategy coordination for HanLink and related education technology initiatives;

(b) coordination of Saudi Arabia and MENA market development plans;

(c) support for institutional relationship development;

(d) coordination with Ruanyun Edai Technology Inc. group entities, platform owners, licensors, technical teams, and other stakeholders;

(e) regional reporting, planning, and performance review;

(f) coordination of regulatory, commercial, operational, and strategic matters relating to HanLink deployments.

3.2.2 Technical and Consulting Services

RHQ may provide technical and consulting services, including:

(a) platform implementation planning;

(b) customer onboarding support;

(c) functional configuration support;

(d) localization advice;

(e) technical workflow assessment;

(f) user adoption planning;

(g) assistance with education-sector deployment processes;

(h) advisory services relating to platform use, institutional implementation, and operating requirements.

3.2.3 Technical Support Coordination

RHQ may provide technical support coordination, including:

(a) support ticket coordination;

(b) issue escalation;

(c) bug reporting and coordination with platform technical teams;

(d) coordination of maintenance updates;

(e) coordination of functional improvements;

(f) service response monitoring;

(g) communication with Link Door regarding customer support issues.

3.2.4 Implementation and Deployment Support

RHQ may provide implementation and deployment support, including:

(a) project kickoff support;

(b) deployment planning;

(c) platform activation coordination;

(d) account setup coordination;

(e) administrator and teacher onboarding support;

(f) user rollout support;

(g) post-deployment review.

3.2.5 Training Support

RHQ may provide training support, including:

(a) preparation of training materials;

(b) administrator training support;

(c) teacher training support;

(d) customer orientation sessions;

(e) user adoption support;

(f) coordination of workshops, webinars, or in-person training sessions.

3.2.6 Project Management Services

RHQ may provide project management services, including:

(a) project planning;

(b) milestone tracking;

(c) coordination among Link Door, Customers, platform teams, and relevant third parties;

(d) project status reporting;

(e) risk identification;

(f) implementation review;

(g) coordination of acceptance and handover processes.

3.2.7 Marketing and Market Development Services

RHQ may provide marketing and market development support, including:

(a) localized marketing strategy support;

(b) institutional outreach support;

(c) preparation or review of product positioning materials;

(d) event coordination;

(e) brand and messaging coordination;

(f) market research;

(g) support for education-sector partner development.

3.2.8 Shared Services

RHQ may provide shared services support, including:

(a) administrative coordination;

(b) finance and invoicing support;

(c) procurement coordination;

(d) human resources coordination;

(e) legal and compliance coordination;

(f) document management;

(g) business operations support.

3.3 The Parties acknowledge that the Services are intended to fall within recognized regional headquarters and service activity categories, including regional management services, technical and consulting services, technical support services, project management services, marketing and branding services, and shared service center services, subject always to Applicable Law.

3.4 RHQ shall not be required to provide any Service that would require a separate license, regulatory approval, professional authorization, or governmental permission unless RHQ has obtained such license, approval, authorization, or permission.

4. Statements of Work

4.1 The Parties may enter into one or more SOWs under this Agreement.

4.2 Each SOW may specify:

(a) the Customer Arrangement being supported;

(b) specific Services to be provided;

(c) deliverables, if any;

(d) timelines and milestones;

(e) service fees;

(f) payment schedule;

(g) reporting requirements;

(h) special compliance, data protection, or confidentiality requirements;

(i) any other agreed commercial or operational terms.

4.3 If there is a conflict between this Agreement and an SOW, this Agreement shall prevail unless the SOW expressly states that it overrides a specific clause of this Agreement.

4.4 Services may also be requested by Link Door and accepted by RHQ by email or other written communication, provided that the scope, fee basis, and relevant Customer Arrangement are reasonably identifiable.

5. Fees and Payment

5.1 In consideration for the Services, Link Door shall pay RHQ the fees set out in the applicable SOW.

5.2 Where no SOW fee has been agreed, the Parties may agree that RHQ shall be paid according to one or more of the following fee models:

(a) a fixed monthly regional service fee;

(b) a fixed project management fee;

(c) a percentage of gross or net revenue received by Link Door from the relevant Customer Arrangement;

(d) a cost-plus service fee;

(e) hourly, daily, or monthly service rates;

(f) a milestone-based fee;

(g) any other fee arrangement agreed by the Parties in writing.

5.3 Unless otherwise agreed in an SOW, RHQ shall invoice Link Door monthly in arrears for recurring Services and upon milestone completion for project-based Services.

5.4 Link Door shall pay each undisputed invoice **within 30 days** after receipt.

5.5 Fees are exclusive of VAT, withholding tax, bank charges, governmental fees, and other taxes or duties unless expressly stated otherwise.

5.6 Each Party shall be responsible for its own taxes under Applicable Law, provided that Link Door shall pay any VAT or similar indirect tax properly chargeable on RHQ's Services.

5.7 If Link Door is required by Applicable Law to deduct or withhold any amount from payments due to RHQ, Link Door shall:

(a) make the required deduction or withholding;

(b) remit the withheld amount to the relevant authority;

(c) provide RHQ with reasonable evidence of payment; and

(d) cooperate with RHQ in claiming any available exemption, reduction, credit, or refund.

5.8 If any invoice is disputed in good faith, Link Door shall notify RHQ within **10 business days** of receipt of the invoice, specifying the disputed amount and the reason for dispute. Link Door shall pay the undisputed portion of the invoice when due.

6. Relationship with HanLink License Arrangements

6.1 The Parties acknowledge that HanLink and related intellectual property are owned or controlled by the relevant platform owner, rights holder, or authorized licensor within the Ruanyun Edai Technology Inc. group or its authorized licensors.

6.2 Nothing in this Agreement transfers ownership of HanLink, any software, source code, algorithms, AI models, databases, learning content, trademarks, service marks, trade names, documentation, platform architecture, know-how, or related intellectual property to Link Door, RHQ, or any Customer.

6.3 This Agreement does not itself grant Link Door any license to HanLink. Any such license or authorization shall be governed by separate written arrangements between Link Door and the relevant HanLink rights holder or authorized licensor.

6.4 RHQ's Services under this Agreement are support, coordination, implementation, management, consulting, training, and market-development services. RHQ shall not be deemed to be the owner or original licensor of HanLink solely by providing Services under this Agreement.

6.5 Link Door shall be responsible for ensuring that it has all rights, licenses, approvals, and authorizations necessary to market, supply, deploy, or support HanLink to Customers.

7. Customer Arrangements

7.1 Link Door shall remain solely responsible for entering into Customer Arrangements with Customers, unless otherwise agreed in writing.

7.2 RHQ shall not be liable to any Customer under a Customer Arrangement unless RHQ expressly signs that Customer Arrangement or otherwise expressly agrees in writing to assume such liability.

7.3 Link Door shall ensure that each Customer Arrangement contains appropriate provisions relating to:

(a) platform access and permitted use;

(b) intellectual property ownership;

(c) data protection and privacy;

(d) cybersecurity;

(e) user responsibilities;

(f) payment terms;

(g) service limitations;

(h) limitation of liability;

(i) compliance with Applicable Law;

(j) termination and suspension rights.

7.4 Link Door shall not make any representation, warranty, commitment, guarantee, or statement on behalf of RHQ, Ruanyun Edai Technology Inc., any HanLink rights holder, or any Affiliate, unless expressly authorized in writing.

7.5 Link Door shall not represent that it is a subsidiary, branch, agent, legal representative, or employee of RHQ or Ruanyun Edai Technology Inc. unless expressly authorized in writing.

8. Service Standards

8.1 RHQ shall perform the Services in a professional and workmanlike manner, using reasonable skill and care.

8.2 RHQ shall use commercially reasonable efforts to meet any timelines or milestones agreed in an SOW.

8.3 Unless expressly stated otherwise in an SOW, all timelines are estimates and are subject to Link Door's timely cooperation, availability of required information, Customer cooperation, third-party dependencies, and technical conditions.

8.4 RHQ does not guarantee that any Customer Arrangement will be signed, renewed, expanded, or successfully completed.

8.5 RHQ does not guarantee any specific learning outcome, student result, user adoption rate, revenue amount, institutional approval, regulatory approval, or commercial result.

9. Link Door Responsibilities

Link Door shall:

(a) provide RHQ with timely access to relevant Customer Arrangement information reasonably required to perform the Services;

(b) obtain all Customer consents and permissions necessary for RHQ to provide the Services;

(c) coordinate Customer communications unless otherwise agreed;

(d) ensure that Customer instructions are communicated clearly to RHQ;

(e) pay all fees when due;

(f) comply with Applicable Law;

(g) ensure that its Customer Arrangements do not conflict with this Agreement or any HanLink license arrangements;

(h) promptly notify RHQ of any customer complaint, legal notice, regulatory concern, cybersecurity incident, data protection issue, or material operational issue relating to the Services or HanLink.

10. Data Protection and Cybersecurity

10.1 Each Party shall comply with Applicable Law relating to data protection, privacy, cybersecurity, electronic communications, and information security.

10.2 To the extent RHQ processes personal data, student data, teacher data, institutional data, or other protected information in connection with the Services, the Parties shall agree appropriate data processing terms in an SOW or separate data processing addendum.

10.3 Link Door shall be responsible for obtaining all required Customer permissions, user consents, institutional approvals, and other legal bases necessary for RHQ to access or process any Customer data.

10.4 RHQ shall use commercially reasonable administrative, technical, and organizational measures designed to protect Customer data made available to RHQ in connection with the Services.

10.5 RHQ shall not use Customer data for unrelated purposes, including unrelated product training, unrelated marketing, or sale to third parties, unless expressly authorized in writing and permitted by Applicable Law.

10.6 Each Party shall promptly notify the other Party upon becoming aware of any actual or suspected unauthorized access, loss, disclosure, misuse, or compromise of Customer data or confidential information relating to this Agreement.

10.7 Upon termination or expiry of this Agreement, RHQ shall return or delete Customer data in its possession or control, subject to Applicable Law, legitimate business records retention, backup retention, and any applicable legal or regulatory obligations.

11. Confidentiality

11.1 Each Party may receive confidential or proprietary information from the other Party, including business plans, customer information, pricing, technical information, platform information, strategy documents, financial information, legal documents, and non-public information "**Confidential Information**".

11.2 The receiving Party shall:

(a) keep Confidential Information confidential;

(b) use Confidential Information only for purposes of this Agreement;

(c) protect Confidential Information using at least reasonable care;

(d) disclose Confidential Information only to personnel, Affiliates, advisers, contractors, or service providers who need to know such information and are subject to confidentiality obligations.

11.3 Confidential Information does not include information that:

(a) is publicly available without breach of this Agreement;

(b) was already lawfully known by the receiving Party;

(c) is lawfully received from a third party without confidentiality restriction;

(d) is independently developed without use of the disclosing Party's Confidential Information.

11.4 A Party may disclose Confidential Information if required by Applicable Law, court order, regulator, stock exchange, governmental authority, or legal process, provided that, where legally permitted, it gives the other Party reasonable prior notice.

11.5 The confidentiality obligations in this Clause shall survive termination or expiry of this Agreement for **five years**, and with respect to trade secrets and highly sensitive information, for so long as such information remains confidential under Applicable Law.

12. Intellectual Property

12.1 Each Party retains ownership of its pre-existing intellectual property.

12.2 RHQ retains ownership of any methodologies, templates, know-how, service processes, business methods, project management tools, training approaches, reports, recommendations, or materials developed independently or generally in connection with the Services, except to the extent such materials incorporate Link Door's Confidential Information or Customer-owned materials.

12.3 Link Door shall have a non-exclusive, non-transferable right to use reports, materials, and deliverables prepared by RHQ for Link Door under this Agreement solely for the relevant Customer Arrangement and internal business purposes.

12.4 Nothing in this Agreement transfers ownership of any HanLink-related intellectual property.

12.5 Link Door shall not use the names, trademarks, logos, or branding of RHQ, Ruanyun Edai Technology Inc., HanLink, Formind Group, or any related entity except as expressly authorized in writing.

12.6 RHQ shall not use the names, trademarks, logos, or branding of Link Door except as expressly authorized in writing.

13. Compliance

13.1 Each Party shall comply with Applicable Law in connection with this Agreement.

13.2 Each Party shall comply with applicable anti-bribery, anti-corruption, anti-money laundering, sanctions, export control, tax, procurement, and education-sector compliance requirements.

13.3 Neither Party shall directly or indirectly offer, promise, authorize, give, request, accept, or receive any improper payment, gift, benefit, or advantage in connection with this Agreement.

13.4 Link Door shall ensure that all Customer Arrangements and customer acquisition activities are conducted lawfully and ethically.

13.5 RHQ may suspend or refuse to provide Services if it reasonably believes that a Customer Arrangement, Customer instruction, requested activity, or related transaction may violate Applicable Law, applicable compliance requirements, or the rights of any third party.

14. Publicity and Announcements

14.1 Neither Party shall issue any press release or public announcement relating to this Agreement, the Services, HanLink, Ruanyun Edai Technology Inc., the Saudi RHQ, Link Door's relationship with RHQ, or any Customer Arrangement without the prior written consent of the other Party.

14.2 Any announcement referencing Ruanyun Edai Technology Inc., Nasdaq, HanLink, Formind Group, Soft Cloud Smart Technology Company, the Saudi RHQ, or any public-company matter shall require prior review and written approval by Ruanyun Edai Technology Inc. or its authorized representative.

14.3 Link Door may describe itself as a "strategic associate" of Ruanyun Edai Technology Inc. only to the extent such description has been approved in writing by Ruanyun Edai Technology Inc. or RHQ.

14.4 The Parties acknowledge that Ruanyun Edai Technology Inc. may be subject to securities law, stock exchange, and public disclosure obligations. Nothing in this Agreement restricts any disclosure required by Applicable Law, securities regulation, stock exchange rule, court order, or governmental authority.

15. Warranties and Disclaimer

15.1 Each Party represents and warrants that:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation;

(b) it has authority to enter into and perform this Agreement;

(c) this Agreement constitutes legal, valid, and binding obligations of such Party, subject to applicable insolvency, bankruptcy, and equitable principles;

(d) its performance under this Agreement will not knowingly violate Applicable Law.

15.2 RHQ warrants that it will perform the Services with reasonable skill and care.

15.3 Except as expressly stated in this Agreement, RHQ makes no warranties, whether express, implied, statutory, or otherwise, including warranties of merchantability, fitness for a particular purpose, uninterrupted operation, error-free operation, non-infringement, learning outcomes, commercial results, revenue growth, customer acquisition, institutional approval, or regulatory approval.

16. Limitation of Liability

16.1 Subject to Clause 16.3, each Party's total aggregate liability arising out of or relating to this Agreement, whether in contract, tort, negligence, breach of statutory duty, or otherwise, shall not exceed the total fees paid or payable by Link Door to RHQ under this Agreement during the **12 months** preceding the event giving rise to liability.

16.2 Subject to Clause 16.3, neither Party shall be liable for any indirect, incidental, special, consequential, exemplary, punitive, or loss-of-profit damages, including loss of revenue, loss of anticipated savings, loss of goodwill, loss of business opportunity, loss of data, or reputational harm, whether or not such damages were foreseeable.

16.3 Nothing in this Agreement limits or excludes liability for:

(a) fraud or fraudulent misrepresentation;

(b) wilful misconduct;

(c) gross negligence;

(d) death or personal injury caused by negligence;

(e) breach of confidentiality obligations;

(f) misuse or infringement of intellectual property;

(g) unpaid fees;

(h) liability that cannot be limited or excluded under Applicable Law.

17. Indemnity

17.1 Link Door shall indemnify and hold harmless RHQ, its Affiliates, directors, officers, employees, contractors, and representatives from and against any claims, losses, liabilities, damages, penalties, costs, and expenses arising out of or relating to:

(a) Link Door's Customer Arrangements;

(b) representations, warranties, or commitments made by Link Door to Customers or third parties without authorization;

(c) Link Door's breach of Applicable Law;

(d) Link Door's breach of this Agreement;

(e) Link Door's failure to obtain required Customer consents, permissions, or approvals;

(f) Customer claims arising from matters outside RHQ's control.

17.2 RHQ shall indemnify and hold harmless Link Door from and against any claims, losses, liabilities, damages, penalties, costs, and expenses arising out of RHQ's gross negligence, wilful misconduct, or material breach of this Agreement.

17.3 The indemnified Party shall promptly notify the indemnifying Party of any claim, provide reasonable cooperation, and allow the indemnifying Party to control the defense and settlement, provided that no settlement may impose liability, admission of wrongdoing, or non-monetary obligation on the indemnified Party without its prior written consent.

18. Term and Termination

18.1 This Agreement shall commence on the Effective Date and continue for an initial term of **one year**, unless terminated earlier in accordance with this Agreement.

18.2 This Agreement shall automatically renew for successive one-year terms unless either Party gives at least **60 days'** written notice of non-renewal before the end of the then-current term.

18.3 Either Party may terminate this Agreement for convenience by giving **90 days'** written notice to the other Party.

18.4 Either Party may terminate this Agreement immediately by written notice if the other Party:

(a) materially breaches this Agreement and fails to cure the breach within **30 days** after written notice;

(b) becomes insolvent, enters liquidation, administration, bankruptcy, receivership, or similar proceedings;

(c) ceases or threatens to cease carrying on business;

(d) engages in fraud, wilful misconduct, bribery, corruption, sanctions violation, or other serious compliance breach;

(e) loses any material license, authorization, or approval required to perform its obligations.

18.5 RHQ may suspend Services or terminate this Agreement upon written notice if:

(a) Link Door fails to pay undisputed fees when due and does not cure within **15 days** after notice;

(b) RHQ reasonably believes continued performance may violate Applicable Law;

(c) Link Door loses required rights or authorization relating to HanLink;

(d) a relevant HanLink license or authorization is suspended, terminated, or materially restricted.

19. Effect of Termination

19.1 Termination or expiry of this Agreement shall not affect accrued rights or obligations.

19.2 Link Door shall pay all outstanding fees for Services performed up to the effective date of termination.

19.3 Each Party shall return or destroy the other Party's Confidential Information upon request, subject to legal retention requirements.

19.4 Termination of this Agreement shall not automatically terminate any Customer Arrangement or HanLink license arrangement, unless the relevant agreement provides otherwise.

19.5 Clauses intended by their nature to survive termination shall survive, including Clauses 5, 6, 10, 11, 12, 13, 14, 16, 17, 19, 22, 23, and 24.

20. Force Majeure

20.1 Neither Party shall be liable for delay or failure to perform caused by events beyond its reasonable control, including acts of God, fire, flood, epidemic, pandemic, war, terrorism, civil unrest, labor disputes, governmental action, internet or telecommunications failure, power outage, cyberattack, sanctions, supply chain disruption, or failure of third-party platforms or services.

20.2 The affected Party shall promptly notify the other Party and use reasonable efforts to mitigate the impact.

20.3 If a force majeure event continues for more than **60 days**, either Party may terminate this Agreement upon written notice.

21. Independent Contractors

21.1 The Parties are independent contractors.

21.2 Nothing in this Agreement creates a partnership, joint venture, employment relationship, agency relationship, franchise, fiduciary relationship, or legal representative relationship between the Parties.

21.3 Neither Party may bind the other Party or make commitments on behalf of the other Party without prior written authorization.

22. Notices

22.1 Notices under this Agreement shall be in writing and delivered by hand, courier, registered mail, or email to the addresses below or such other address as a Party may notify.

For Link Door:
Address: **[RHOA8000]**
Email: **[wu.weixuan@ruanyun.net]**
Attention: **[James Wu]**

For RHQ:
Address: **[RHWA4088]**
Email: **[zhao@ruanyun.net]**
Attention: **[Calvin Zhao]**

22.2 Notices shall be deemed received:

(a) if delivered by hand, upon delivery;

(b) if sent by courier, upon confirmation of delivery;

(c) if sent by registered mail, on the date of delivery or attempted delivery;

(d) if sent by email, when sent, provided no bounce-back or delivery failure notice is received, and provided that any notice of termination, breach, dispute, or legal claim shall also be sent by courier or registered mail.

23. Governing Law and Dispute Resolution

23.1 This Agreement shall be governed by and construed in accordance with the laws of the Kingdom of Saudi Arabia.

23.2 The Parties shall first attempt in good faith to resolve any dispute through senior management discussions.

23.3 If the dispute is not resolved within **30 days** after written notice of dispute, the dispute shall be referred to the competent courts of Riyadh, Kingdom of Saudi Arabia.

Alternative arbitration option:

If the Parties prefer arbitration, replace Clause 23.3 with:

If the dispute is not resolved within **30 days** after written notice of dispute, the dispute shall be finally resolved by arbitration administered by the Saudi Center for Commercial Arbitration "SCCA" in accordance with the SCCA Arbitration Rules. The seat of arbitration shall be Riyadh, Kingdom of Saudi Arabia. The language of arbitration shall be English, unless otherwise required by Applicable Law. The arbitral tribunal shall consist of one arbitrator. Judgment on the award may be entered in any court of competent jurisdiction.

24. General Provisions

24.1 **Assignment.** Neither Party may assign or transfer this Agreement without the prior written consent of the other Party, except that RHQ may assign this Agreement to an Affiliate or successor in connection with a reorganization, merger, business transfer, or corporate restructuring.

24.2 **Subcontracting.** RHQ may use Affiliates, contractors, consultants, or technical teams to perform the Services, provided that RHQ remains responsible for performance of the Services.

24.3 **Entire Agreement.** This Agreement, together with any SOWs, constitutes the entire agreement between the Parties regarding the subject matter and supersedes all prior discussions, proposals, and understandings.

24.4 **Amendment.** Any amendment must be in writing and signed by both Parties.

24.5 **Waiver.** No waiver shall be effective unless in writing. Failure to enforce a right shall not constitute waiver.

24.6 **Severability.** If any provision is held invalid or unenforceable, the remaining provisions shall remain in effect, and the Parties shall replace the invalid provision with a valid provision that most closely reflects the original commercial intent.

24.7 **Counterparts.** This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

24.8 **Language.** This Agreement is prepared in English. If required, the Parties may prepare an Arabic version. In the event of inconsistency, English shall prevail, unless Applicable Law requires otherwise.

Signature Page

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

For and on behalf of
Link Door Smart Company

Name: ______James Wu________

Title: General Manager.

Signature: ______________

Date: ______1.January.2026________

Company Stamp:

For and on behalf of
Soft Cloud Smart Technology Company

Name: ______Calvin Zhao________

Title: General Manager

Signature: ______________

Date: ______1.January.2026________

Company Stamp: